As filed with the Securities and Exchange Commission on June 5, 1997

                                    Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                      ____________________

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                      Rentrak Corporation
     (Exact name of registrant as specified in its charter)

       OREGON                                          93-0780536
(State or other jurisdiction                          (IRS Employer
ofincorporation or organization)                      Identification Number)

                            One Airport Center
                        7700 N.E. Ambassador Place
                              Portland, OR 97220
                               (503) 284-7581
                   (Address of principal executive offices)
                             ____________________

The1997 Non-Officer Employee Stock Option Plan of Rentrak Corporation
                    (Full title of the plan)
                      ____________________
                           F. Kim Cox
        Executive Vice President/Chief Financial Officer
                      Rentrak Corporation
                       One Airport Center
                   7700 N.E. Ambassador Place
                       Portland, OR 97220
                         (503) 284-7581
(Name, address and telephone number, including area code, of agent for service)

                           Copies to:

                      Scott R. Haber, Esq.
                        Latham & Watkins
               505 Montgomery Street, Suite 1900
                San Francisco, California 94111
                         (415) 391-0600

                CALCULATION OF REGISTRATION FEE

Title of       Amount      Proposed      Proposed    Amount of
Securities     To Be       Maximum       Maximum     Registration
To Be          Registered  Offering      Aggregate   Fee
Registered                 Price Per     Offering
                           Share(1)      Price(1)
Common         200,000     $3.281        $656,250    $198.86
Stock,         shares
par value
$0.001
per share

Preferred      200,000     (2)           (2)         $
Share          rights
Purchase
Rights(2)

(1)Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq
   National Market System on May 29, 1997.

(2)Rights are attached to and trade with Common Stock of Rentrak
   Corporation. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                             PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan AnnualInformation

         Not required to be filed with this Registration Statement.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed with the Commission by Rentrak
Corporation (the "Company" or the "Registrant") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (the "1996 Rentrak
          Form 10-K");

          (b) The portions of the Registrant's Proxy Statement on Schedule 14A dated July 11, 1996 that have been incorporated by reference into the 1996 Rentrak Form 10-K;

          (c)   Quarterly Reports on Form 10-Q dated February 13,
          1997, November 13, 1996 and August 12, 1996.

          (d)  Current Reports on Form 8-K dated January 2, 1997,
          December 10, 1996 and April 2, 1996; and

          (e) Description of the Registrant's Common Stock contained in a Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable.

Item 6.   Indemnification of Directors and Officers

      Article VIII, Section 2 of the Company's Amended and Restated Articles of Incorporation ("Article VIII") and Article 10 of the Company's Restated Bylaws ("Article 10") require the Company to indemnify officers, directors and employees to the fullest extent authorized by the Oregon Business Corporation Act ("the Act"). The effect of these provisions is summarized below but the description is qualified in its entirety by reference to the Act, Article VIII and Article 10.

     Indemnification is granted in respect to any action, suit or proceeding (other than an action by or in the right of the corporation) against all expense, liability and loss reasonably incurred (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), if the indemnitee's conduct was in good faith, the indemnitee reasonably believed that his conduct was in the best interests of the Company, or at least not opposed to its best interests, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received, unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     In addition, indemnification is granted in respect to any proceeding by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person acted in good faith and a manner reasonably believed to be in, or not opposed to, the best interests of the Company. No right of indemnity is granted if the person is adjudged liable to the Company, unless permitted by the court.

     Termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described above. If wholly successful on the merits of a proceeding, a person is entitled to indemnity as a matter of right. Because the limits of indemnity under Oregon law are not clearly defined, Article VIII and Article 10 may provide indemnity broader than that described above.

     Article VIII and Article 10 provide that the right of indemnification is a contract right and include the right to be paid by the Company the expenses incurred in defending a proceeding in advance of its final disposition; provided that, if required by Oregon law, the person seeking advances provides to the Company an undertaking to repay advanced amounts if it is determined by a final adjudication that the recipient is not entitled to indemnity. Any person claiming indemnity is explicitly authorized to sue the Company for payment and the Company will have the burden of proving the claimant failed to meet the standards of conduct making indemnity permissible. If the person claiming indemnity is successful in whole or in part in such a suit (or in a suit brought by the Company to recover an advancement of expenses), the person claiming indemnity shall also be entitled to be paid the expense of prosecuting (or defending) the suit.

     Article VIII and Article 10 also provide that the Company may maintain insurance to protect itself and its directors, officers, employees or agents against any expense, liability or loss whether or not the Company has the power to indemnify such person against such expense, liability or loss under Oregon law. The Company currently has liability insurance to indemnify its directors and officers against expense, liability or loss arising from claims by reason of their acts or omissions as officers and directors.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreements, statute, vote of shareholders, action of directors or otherwise.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

      Exhibit No.   Description

              4.1   The  1997 Non-Officer Employee Stock  Option
                    Plan of Rentrak Corporation.

              4.2 Form of stock option agreement for use with The 1997 Non-Officer Employee Stock Option Plan of Rentrak Corporation.

              5.1   Opinion and Consent of Garvey, Schubert &
                    Barer.

              23.1 Consent of Garvey, Schubert & Barer, Counsel to Rentrak Corporation (included in opinion filed as Exhibit 5.1).

              23.2  Consent of Arthur Andersen LLP.

              24.1 Power of Attorney (included on the signature page of this Registration Statement).

_________________

Item 9.   Undertakings

     (a)  The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required  by
          Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 5th day of June, 1997.


                              RENTRAK CORPORATION

                              By  /s/ F. Kim Cox

                              F. Kim Cox
                              Executive Vice President/ChiefFinancial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Ron Berger and F. Kim Cox, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                 Date

/s/ Ron Berger                                    April 11
                            President and Chief   ____________, 1997
Ron Berger                  Executive Officer and
                            Chairman of the Board
/s/ F. Kim Cox                                    April 11
                            Executive Vice President/____________, 1997
F. Kim Cox                  Chief Financial Officer

/s/ Peter Dal Bianco                              April 10
                            Director              ____________, 1997
Peter Dal Bianco

/s/ James Jimirro                                 April 10
                            Director              ____________, 1997
James Jimirro

/s/ Bill LeVine                                   April 10
                            Director              ____________, 1997
Bill LeVine

/s/ Muneaki Masuda                                April 23
                            Director              ____________, 1997
Muneaki Masuda

/s/ Steve Roberts                                 April 10
                            Director              ____________, 1997
Stephen Roberts

/s/ Herbert M. Fischer                            April 23
                            Director              ____________, 1997
Herbert M. Fischer
                           EXHIBIT INDEX


  Exhibit
  Number      Description

   4.1        The 1997 Non-Officer Employee Stock Option
              Plan of Rentrak Corporation.

   4.2        Form of stock option agreement under The
              1997 Non-Officer Employee Stock Option Plan of
              Rentrak Corporation.

   5.1        Opinion and Consent of Garvey, Schubert &
              Barer.

   23.1 Consent of Garvey, Schubert & Barer, Counsel to Rentrak Corporation (included in opinion filed as Exhibit 5.1).

   23.2       Consent of Arthur Andersen LLP.

   24.1 Power of Attorney (included on the signature page of this Registration Statement).